Exhibit 99(f)

                                VOTING AGREEMENT

      THIS VOTING AGREEMENT is entered into this 28th day of August, 2002, by and among FIRST MERCHANTS CORPORATION ("First Merchants") and the undersigned shareholders of CNBC Bancorp (collectively, the "Shareholders").

                              W I T N E S S E T H:

In consideration of the execution by First Merchants of the Agreement of Reorganization and Merger between First Merchants and CNBC Bancorp ("CNBC") of even date herewith (the "Merger Agreement"), the undersigned Shareholders of CNBC hereby agree that each of them shall (i) cause all CNBC common shares owned by him/her of record and beneficially, including, without limitation, all shares owned by him/her individually and shares owned by any minor children and (ii) use best efforts to cause all shares owned by his/her spouse individually (of record or beneficially), all shares owned jointly by him/her and his/her spouse, all shares owned by any business of which any of the Shareholders who are directors are the principal shareholders, and specifically including all shares shown as owned directly or beneficially by each of them on Exhibit A attached hereto (collectively, the "Shares"), to be voted in favor of the merger of CNBC with and into First Merchants in accordance with and pursuant to the terms of the Merger Agreement at the annual or special meeting of shareholders of CNBC called for that purpose. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to conflict of laws provisions thereof. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. It is understood and agreed that Shareholders who execute this Agreement shall be bound hereby, irrespective of whether all Shareholders execute this Agreement. The obligations of each of the Shareholders under the terms of this Voting Agreement shall terminate contemporaneously with the termination of the Merger Agreement.

                     [Signatures appear on next four pages]


                                   Ex. 99(f)-1

      IN WITNESS WHEREOF, First Merchants and each of the undersigned Shareholders of CNBC have made and executed this Voting Agreement as of the day and year first above written, and First Merchants has caused this Voting Agreement to be executed and attested by its duly authorized officers.

                              FIRST MERCHANTS CORPORATION


                              By:  /s/ Michael L. Cox
                              ------------------------------------------
                                  Michael L. Cox,
                                  President and Chief Executive Officer

ATTEST:


     /s/ Larry R. Helms
------------------------------------
Larry R. Helms, Secretary


                              /s/ Thomas D. McAuliffe
                              ------------------------------------
                              Thomas D. McAuliffe

                              /s/ Andrea McAuliffe
                              ------------------------------------
                              Andrea McAuliffe

                              /s/ Loreto V. Canini
                              ------------------------------------
                              Loreto V. Canini

                              /s/ Mark S. Corna
                              ------------------------------------
                              Mark S. Corna

                              /s/ Jameson Crane, Jr.
                              ------------------------------------
                              Jameson Crane, Jr.

                              /s/ Judith A. DeVillers
                              ------------------------------------
                              Judith A. DeVillers

                              /s/ Paula Gummer
                              ------------------------------------
                              Paula Gummer

                              /s/ George A. Gummer
                              ------------------------------------
                              George A. Gummer

                                /s/ Deborah Hoy
                              ------------------------------------
                              Deborah Hoy

                              /s/ William L. Hoy
                              ------------------------------------
                              William L. Hoy


                                   Ex. 99(f)-2

                              /s/ Clark Kellogg
                              ------------------------------------
                              Clark Kellogg

                              /s/ Rosella Kellogg
                              ------------------------------------
                              Rosella Kellogg

                              /s/ Cheryl A. Kenney
                              ------------------------------------
                              Cheryl A. Kenney

                              s/Donald R. Kenney
                              ------------------------------------
                              Donald R. Kenney

                              /s/ Samuel E. McDaniel
                              ------------------------------------
                              Samuel E. McDaniel

                              /s/ Valerie McDaniel
                              ------------------------------------
                              Valerie McDaniel

                              /s/ Kent K. Rinker
                              ------------------------------------
                              Kent K. Rinker

                              /s/ Nancy Rinker
                              ------------------------------------
                              Nancy Rinker

                              /s/ John A. Romelfanger
                              ------------------------------------
                              John A. Romelfanger

                              /s/ Bernadette Romelfanger
                              ------------------------------------
                              Bernadette Romelfanger

                              /s/ Richard F. Ruhl
                              ------------------------------------
                              Richard F. Ruhl

                              /s/ David J. Ryan
                              ------------------------------------
                              David J. Ryan

                              /s/ Mary Ellen Ryan
                              ------------------------------------
                              Mary Ellen Ryan

                              /s/ Peter C. Taub
                              ------------------------------------
                              Peter C. Taub

                              /s/ Catherine H. Taub
                              ------------------------------------
                              Catherine H. Taub


                                   Ex. 99(f)-3

                              /s/ John A. Tonti
                              ------------------------------------
                              John A. Tonti

                              /s/ Alan R. Weiler
                              ------------------------------------
                              Alan R. Weiler

                              /s/ Beatrice Weiler
                              ------------------------------------
                              Beatrice Weiler

                              /s/ Michael Wren
                              ------------------------------------
                              Michael Wren

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]


                                   Ex. 99(f)-4

                              FAIRWOOD INVESTMENT CO.

                              By /s/ Jameson Crane, Jr.
                                -------------------------------------------
                                      Jameson Crane, Jr., Vice President

                              CRANE GROUP RETIREMENT PLAN

                              By   /s/ Jameson Crane, Jr.
                                -------------------------------------------
                                      Jameson Crane, Jr., Trustee

                              DAVID J. RYAN TRUST

                              By   /s/ David J. Ryan
                                -------------------------------------------
                                       David J. Ryan, Trustee

                              MARY ELLEN TRUST

                              By   /s/ Mary Ellen Ryan
                                -------------------------------------------
                                       Mary Ellen Ryan, Trustee


                                   Ex. 99(f)-5

                              CORNA & DICESARE INVESTMENT COMPANY

                              By /s/ Mark S. Corna
                                ---------------------------------------------
                                     Mark S. Corna, Partner


                              DRK FAMILY LIMITED PARTNERSHIP

                              By   /s/ Donald R. Kenney
                                ---------------------------------------------
                                       Donald R. Kenney, General Partner


                              MJK FAMILY LIMITED PARTNERSHIP

                              By   /s/ Donald R. Kenney
                                ---------------------------------------------
                                       Donald R. Kenney, General Partner


                              JMK FAMILY LIMITED PARTNERSHIP

                              By   /s/ Donald R. Kenney
                                ---------------------------------------------
                                       Donald R. Kenney, General Partner


                              FEM FAMILY LIMITED PARTNERSHIP

                              By   /s/ Donald R. Kenney
                                ---------------------------------------------
                                       Donald R. Kenney, General Partner


                                   Ex. 99(f)-6

                                    EXHIBIT A

                               TO VOTING AGREEMENT

----------------------------------------------------------------------------------------------------------------------
                                                                      Company
        Name     Individual           Joint     Spouse    Children    & Other      Total
        ----     ----------           -----     ------    --------    -------      -----
----------------------------------------------------------------------------------------------------------------------
McAuliffe            42,293          41,510                  7,920                91,723
----------------------------------------------------------------------------------------------------------------------
Canini                7,560                                                        7,560
----------------------------------------------------------------------------------------------------------------------
Corna                 8,389                                             5,610     13,999              Corna & DiCesare
                                                                                                    Investment Company
----------------------------------------------------------------------------------------------------------------------
Crane                 7,920                                            75,570     83,490        Crane Group Retirement
                                                                                             Plan/Fairwood Invest. Co.
----------------------------------------------------------------------------------------------------------------------
DeVillers            13,491                                                       13,491
----------------------------------------------------------------------------------------------------------------------
Gummer               20,855           2,224      8,309                            31,388
----------------------------------------------------------------------------------------------------------------------
Hoy                  13,080                      1,200       3,348                17,628
----------------------------------------------------------------------------------------------------------------------
Kellogg                                 100                                          100
----------------------------------------------------------------------------------------------------------------------
Kenney                              106,590                             8,500    115,090          Family Ltd. Ptnships
----------------------------------------------------------------------------------------------------------------------
McDaniel              7,920             637                                        8,557
----------------------------------------------------------------------------------------------------------------------
Romelfanger           8,981                        600         675                10,256
----------------------------------------------------------------------------------------------------------------------
Ruhl                 43,462                                             2,595     46,057              Grandkids Trusts
----------------------------------------------------------------------------------------------------------------------
Ryan                 69,018                      2,808                 12,300     84,126                 ME Ryan Trust
----------------------------------------------------------------------------------------------------------------------
Taub                 16,795                      9,768                            26,563
----------------------------------------------------------------------------------------------------------------------
Tonti                24,393                                                       24,393
----------------------------------------------------------------------------------------------------------------------
Weiler                               83,685                                       83,685
----------------------------------------------------------------------------------------------------------------------
Wren                100,815                                                      100,815
----------------------------------------------------------------------------------------------------------------------
Rinker               78,627                      2,460                            81,087
                     ------         -------      -----      ------    -------     ------
----------------------------------------------------------------------------------------------------------------------
TOTAL               463,599         234,746     25,145      11,943    104,575    840,008
----------------------------------------------------------------------------------------------------------------------

                                  Ex. 99(f)-7